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                                                              EXHIBIT 10.16(a)


             AMENDMENT NO 1 TO PRODUCTION AND DISTRIBUTION AGREEMENT


This Amendment No. 1 ("Amendment No. 1") as dated as of the 20th day of December, 1996 and relates to that certain Production and Distribution Agreement (the "Agreement") by and between EarthLink Network, Inc. ("EarthLink") and National Media Corporation ("National"), dated
May 6, 1996.

Whereas, on December 4, 1996, EarthLink effected a one-for-two stock combination.

Whereas, EarthLink and National wish to amend the Agreement to reflect the occurrence of such stock combination.

In exchange for mutual consideration, the receipt and adequacy of which is hereby acknowledged, the parties to the Agreement amend the Agreement as follows.

     1) Sections 4.2(a) and (b) of the Agreement are amended to read in their entirety as follows:

          "(a) WARRANTS FOR EARTHLINK SPOTS. EarthLink shall provide National with warrants to purchase 25,000 shares of EarthLink's common stock upon EarthLink's approval of the Short Spot and warrants to purchase an additional 25,000 shares of EarthLink's common stock upon EarthLink's approval of the Long Spot. The exercise price for all such warrants shall be $9.76 per share.

          (b) WARRANTS FOR NATIONAL CUSTOMERS. EarthLink shall provide National with warrants to purchase one share of EarthLink common stock for each two National Customers who subscribe to and pay in full for the ELN Service for at least 60 days from the date of registration, up to a maximum of warrants for 300,000 shares of EarthLink common stock. The exercise price for all such warrants shall be $9.76 per share with respect to all warrants so earned on or before December 31, 1997 and the fair market value of EarthLink's common stock, as determined by EarthLink's Board of Directors, (or, if EarthLink's common stock is publicly traded, the then-applicable 30-day average closing price thereof) with respect to all warrants so earned from and after January 1, 1998."

     2) Section 4.2(d) shall be added to the Agreement to read in its entirety as follows:

          "4.2(d) To the extent that any further stock combinations or stock splits shall be undertaken by EarthLink prior to the issuance of any of the above warrants described in Section 4, the stock underlying any warrants thereafter issued hereunder, the exercise price with respect to such warrants and the number of National Customers whose subscriptions and payment in full for the ELN Service for at least 60 days from the date of registration shall entitle National to receive a warrant to purchase one share of common stock shall all be adjusted proportionately to reflect such stock combination or stock split.


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     3) Other than as set forth herein the terms of the Agreement shall not be effected by this Amendment No. 1.

In Witness Whereof, the parties hereto have executed this Amendment No. 1 as of the day and year first above written.

                                         EARTHLINK NETWORK, INC.

                                         By:  /s/ CHARLES G. BETTY
                                            ------------------------------

                                         Title: President and C.E.O.
                                               ---------------------------

                                         NATIONAL MEDIA CORPORATION

                                         By: /s/ MARK P. HERSHHORN
                                            ------------------------------


                                         Title: Chief Executive Officer
                                               ---------------------------